Exhibit 99.1

BGC ANNOUNCES OFFERING OF SENIOR NOTES

NEW YORK, NY – December 1, 2014 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners,” “BGC” or “the Company”) today announced its intention to commence an offering, subject to market conditions and other factors, of senior unsecured notes. The notes are to be offered and sold in a private offering exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”).

The notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This notice is issued pursuant to Rule 135c of the Securities Act, and does not constitute an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Discussion of Forward-Looking Statements by BGC Partners

Statements in this document regarding BGC Partners’ business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Except as required by law, the Company undertakes no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in our public filings, including our most recent Form 10-K and any updates to such risk factors contained in subsequent Form 10-Q or Form 8-K filings.

BGC Media Contacts:

Hannah Sloane

+1 212-294-7938

BGC Investor Contacts:

Jason McGruder

+1 212-829-4988

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